UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2010

LTX-CREDENCE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Accounting Officer

On June 4, 2010, LTX-Credence Corporation (the “Company”) determined that, effective June 10, 2010, Daniel Wallace, the Company’s Corporate Controller and principal accounting officer, will become the Vice President of Worldwide Service and lead the Company’s service organization. As such, Mr. Wallace will cease to be the Company’s Corporate Controller and principal accounting officer on June 10, 2010.

(c) Appointment of Principal Accounting Officer

On June 4, 2010, the Company determined that, effective June 10, 2010, Mark Gallenberger, the Company’s Vice President, Chief Financial Officer and Treasurer, will also serve as the Company’s principal accounting officer.

Mr. Gallenberger, age 46 was appointed Vice President, Chief Financial Officer and Treasurer of the Company in October 2000. Prior to joining the Company, Mr. Gallenberger was a Vice President with Cap Gemini Ernst & Young’s consulting practice. During his six years with Ernst & Young, Mr. Gallenberger established the Deals & Acquisitions Group, where he was involved in numerous domestic and international strategic acquisitions, joint ventures, alliances and equity investments. Prior to joining Ernst & Young, Mr. Gallenberger served in several technical and management positions within Digital Equipment Corporation’s semiconductor products group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2010	LTX-Credence Corporation

	By:	/S/ MARK J. GALLENBERGER
Mark J. Gallenberger Vice President & Chief Financial Officer